SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2003

Scios Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11749	95-3701481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 W. Maude Avenue

Sunnyvale, CA 94085

(Address of Principal Executive Offices)

(408) 616-8200

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On February 10, 2003, Scios Inc. (“Scios”) and Johnson & Johnson (“J&J”) entered into a definitive agreement under which J&J will acquire Scios in a cash for stock exchange. Under the terms of the agreement, Scios shareholders will receive $45.00 for each outstanding Scios share. A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated by reference herein. The foregoing description is qualified in its entirety by reference to such exhibit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

The following exhibit is filed as part of this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 10, 2003 among Johnson & Johnson, Saturn Merger Sub, Inc. and Scios Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2003

SCIOS INC. (registrant)

By:	/s/ DAVID W. GRYSKA
Name: David W. Gryska
Its: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 10, 2003 among Johnson & Johnson, Saturn Merger Sub, Inc. and Scios Inc.

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